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                             CONSENT OF INDEPENDENT
                             CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86377) pertaining to the 1995 Stock Option Plan, the 1997 Stock Option Plan and shares issuable upon the exercise of certain outstanding stock options granted outside the option plans of Genetronics Biomedical Ltd. of our report dated May 3, 2000, with respect to the consolidated financial statements of Genetronics Biomedical Ltd. included in the Annual Report (Form 10-K) for the year ended March 31, 2000.



Vancouver Canada,                                          /s/ Ernst & Young LLP
June 28, 2000.                                             Chartered Accountants